Management’s Assessment on Compliance with Item 1122 Criteria

1. Wilshire Credit Corporation (“Wilshire”) is responsible for assessing compliance with the servicing criteria applicable to it under paragraph (d) of Item 1122 of Regulation AB, as of and for the 12-month period ending December 31, 2006 (the “Reporting Period”) as set forth in Appendix A hereto. The transactions covered by this report are attached hereto as Appendix B and include asset-backed securities transactions for which Wilshire has acted as a servicer involving residential mortgage loans (the “Platform”).

2. Wilshire has engaged certain vendors (the “Vendors”) to perform specific, limited or scripted activities, and Wilshire elects to take responsibility for assessing compliance with the servicing criteria or portion of the servicing criteria applicable to such Vendors’ activities as set forth in Appendix A hereto;

3. Except as set forth in paragraph 5 below, Wilshire used the criteria set forth in paragraph (d) of Item 1122 of Regulation AB to assess the compliance with the applicable servicing criteria;

4. The criteria listed in the column titled “Inapplicable Servicing Criteria” on Appendix A hereto are inapplicable to Wilshire based on the activities it performs, directly or through its Vendors, with respect to the Platform;

5. Wilshire has complied, in all material respects, with the applicable servicing criteria as of December 31, 2006 and for the Reporting Period with respect to the Platform taken as a whole, except that for one of the forty-five loan payoffs selected for testing, Wilshire calculated the prepayment charge in accordance with the related mortgage note, but transposed the numbers when entering the charge into Wilshire’s system, resulting in an overcharge to the borrower. The error has been corrected and the overcharge has been refunded to the borrower.

6. Wilshire has not identified and is not aware of any material instance of noncompliance by the Vendors with the applicable servicing criteria as of December 31, 2006 and for the Reporting Period with respect to the Platform taken as a whole;

7. Wilshire has not identified any material deficiency in its policies and procedures to monitor the compliance by the Vendors with the applicable servicing criteria as of December 31, 2006 and for the Reporting Period with respect to the Platform taken as a whole; and

8. Deloitte & Touche LLP, a registered public accounting firm, has issued an attestation report on Wilshire's assessment of compliance with the applicable servicing criteria for the Reporting Period.

DATE: February 28, 2007
Wilshire Credit Corporation
By:      /s/ Ken Frye
Ken Frye
Senior Vice President, Loan Servicing

APPENDIX A

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA*
Reference	Criteria	Performed by Wilshire	Performed by Vendor(s) for which Wilshire is the Responsible Party
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X1
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.			X
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
X
Cash Collection and Administration
1122(d)(2)(i)
Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
		X2	X3
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X4
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
X
1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
X5
1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.
X6
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
X7
Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.
X8
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X9
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X10
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related mortgage loan documents.	X
1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements	X11
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X12
1122(d)(4)(iv)
Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.
X
1122(d)(4)(v)	The Servicer’s records regarding the pool assets agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	X
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor's pool asset (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.
X
1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
X
1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
X
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related mortgage loan documents.	X
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool asset, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the Servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
X13
1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.
X14
1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the Servicer, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.			X
1 Wilshire institutes policies and procedures to only monitor any performance or event of default it is responsible for monitoring pursuant to the transaction agreements.
2 Wilshire performs the criterion 1122(d)(2)(i) except for the lockbox function, which is a specific, limited activity. Wilshire retains a vendor to perform the lockbox function. Wilshire is only responsible for those custodial accounts held by it as specified in the transaction agreements.
3 Wilshire retains a vendor to perform the lockbox function, which is a specific, limited activity. Wilshire is the responsible party for the lockbox function.
4 Wilshire does not disburse funds to the certificateholders.
5 Wilshire only maintains custodial accounts it is responsible for as set forth in the transaction agreements.
6 Wilshire only maintains custodial accounts it is responsible for as set forth in the transaction agreements.
7 Wilshire only performs reconciliations for those asset-backed securities bank accounts it is responsible for in the transaction agreements.
8 Wilshire only maintains reports it is responsible for as specified in the transaction agreements. Wilshire does not provide reports to the certificateholders or file reports with the Commission.
9 Wilshire only allocates and makes available loan payments to the Master Servicer pursuant to its responsiblities under the transaction agreements. Wilshire is not responsible for the allocation or remittance of funds to certificateholders.
10 Wilshire only remits funds and provides certain investor reports to the Master Servicer pursuant to its responsibilities in the transaction agreements. Wilshire does not disburse funds to the certificateholders.
11 Wilshire safeguards only the pool assets and related documents it receives pursuant to the transaction agreements.
12 Wilshire only facilitates the Master Servicer in making certain additions, removals or substitutions to the asset pool. The Master Servicer reviews and approves addtions, removals or substitutions to the asset pool.
13 Wilshire performs the criteria in 1122(d)(4)(xi) for certain loans in the Platform.  For all other loans in the Platform, Wilshire retains a property tax payment provider to perform the servicing criteria 1122(d)(4)(i).  The property tax payment provider has provided an assessment of compliance and accountants attestation for servicing criteria 1122(d)(4)(i).
14 Wilshire performs the criteria in 1122(d)(4)(xii) for certain loans in the Platform.  For all other loans in the Platform, Wilshire retains a property tax payment provider to perform the servicing criteria 1122(d)(4)(xii).  The property tax payment provider has provided an assessment of compliance and accountants attestation for servicing criteria 1122(d)(4)(xii).

WILSHIRE CREDIT CORPORATION, SERVICER
2006 SECURITIES LISTING
Exhibit to Regulation AB Attestation and Management Assertion

Appendix B
Pool	Description	Verbiage
436	MLMI 2006-SL1
Pooling & Servicing Agreement dated as of January 1, 2006 between Merrill Lynch Mortgage Investors, Inc., Depositor, Wilshire Credit Corporation, Servicer, and Lasalle Bank National Association, Trustee for the Merrill Lynch Mortgage Investors Trust, Series 2006-SL1

576	RFC MASTER SERVICED	2006-RP1, 2006-RP2, 2006-RP3, 2006-RP4, 2006-SP1, 2006-SP2, 2006-SP3, 2006-SP4
623	MLMI 2006-HE1
Pooling & Servicing Agreement dated as of January 1, 2006 between Merrill Lynch Mortgage Investors, Inc., Depositor, Wilshire Credit Corporation, Servicer, and Wells Fargo Bank, N.A., Trustee for the Merrill Lynch Mortgage Investors Trust, Series 2006-HE1

628	MLMI 2006-WMC1
Pooling & Servicing Agreement dated as of January 1, 2006 between Merrill Lynch Mortgage Investors, Inc., Depositor, Wilshire Credit Corporation, Servicer, and Wells Fargo Bank, N.A., Trustee for the Merrill Lynch Mortgage Investors Trust, Series 2006-WMC1

635	CSFB HEMT 2006-1
Pooling & Servicing Agreement dated as of February 1, 2006 between Credit Suisse First Boston Mortgage Securities Corp., Depositor, DLJ Mortgage Capital, Inc., Seller, Wilshire Credit Corporation, Servicer, Ocwen Loan Servicing, LLC, Servicer, Select Portfolio Servicing, Inc., Special Servicer and U.S. Bank National Association, Trustee for the Home Equity Mortgage Trust Series 2006-1

636	MLMI 2006-RM1
Pooling & Servicing Agreement dated as of January 1, 2006 between Merrill Lynch Mortgage Investors, Inc., Depositor, Wilshire Credit Corporation, Servicer, and Lasalle Bank National Association, Trustee for the Merrill Lynch Mortgage Investors Trust, Series 2006-RM1

637	MLMI 2006-WMC2
Pooling & Servicing Agreement dated as of March 1, 2006 between Merrill Lynch Mortgage Investors, Inc., Depositor, Wilshire Credit Corporation, Servicer, and Lasalle Bank National Association, Trustee for the Merrill Lynch Mortgage Investors Trust, Series 2006-WMC2

639	MLMI 2006-HE2
Pooling & Servicing Agreement dated as of March 1, 2006 between Merrill Lynch Mortgage Investors, Inc., Depositor, Wilshire Credit Corporation, Servicer, and Lasalle Bank National Association, Trustee for the Merrill Lynch Mortgage Investors Trust, Series 2006-HE2

643	MLMI 2006-AR1
Pooling & Servicing Agreement dated as of April 1, 2006 between Merrill Lynch Mortgage Investors, Inc., Depositor, Wilshire Credit Corporation, Servicer, and Lasalle Bank National Association, Trustee for the Merrill Lynch Mortgage Investors Trust, Series 2006-AR1

644	CSFB HEMT 2006-2
Servicing Agreement dated as of April 28, 2006 between Wilshire Credit Corporation, Servicer, Ocwen Loan Servicing, LLC, Servicer, PNC Bank, N.A., Servicer, Select Portfolio Servicing, Inc., Special Servicer Home Equity Mortgage Trust 2006-2, Issuer and U.S. Bank National Association, Indenture Trustee

652	MLMI 2006-RM2
Pooling & Servicing Agreement dated as of May 1, 2006 between Merrill Lynch Mortgage Investors, Inc., Depositor, Wilshire Credit Corporation, Servicer, and Lasalle Bank National Association, Trustee for the Merrill Lynch Mortgage Investors Trust, Series 2006-RM2

653	CSFB HEMT 2006-3
Pooling & Servicing Agreement dated as of June 1, 2006 between Credit Suisse First Boston Mortgage Securities Corp., Depositor, DLJ Mortgage Capital, Inc., Seller, Wilshire Credit Corporation, Servicer, Ocwen Loan Servicing, LLC, Servicer, Select Portfolio Servicing, Inc., Servicer and Special Servicer and U.S. Bank National Association, Trustee for the Home Equity Mortgage Trust Series 2006-3

657	MLMI 2006-AHL1
Pooling & Servicing Agreement dated as of June 1, 2006 between Merrill Lynch Mortgage Investors, Inc., Depositor, Wilshire Credit Corporation, Servicer, and Lasalle Bank National Association, Trustee for the Merrill Lynch Mortgage Investors Trust, Series 2006-AHL1

659	MLMI 2006-HE3
Pooling & Servicing Agreement dated as of June 1, 2006 between Merrill Lynch Mortgage Investors, Inc., Depositor, Wilshire Credit Corporation, Servicer, and Lasalle Bank National Association, Trustee for the Merrill Lynch Mortgage Investors Trust, Series 2006-HE3

660	MLMI 2006-FM1
Pooling & Servicing Agreement dated as of June 1, 2006 between Merrill Lynch Mortgage Investors, Inc., Depositor, Wilshire Credit Corporation, Servicer, and Lasalle Bank National Association, Trustee for the Merrill Lynch Mortgage Investors Trust, Series 2006-FM1

665	MLMI 2006-SL2
Pooling & Servicing Agreement dated as of July 1, 2006 between Merrill Lynch Mortgage Investors, Inc., Depositor, Wilshire Credit Corporation, Servicer, and Lasalle Bank National Association, Trustee for the Merrill Lynch Mortgage Investors Trust, Series 2006-SL2

669	MLMI 2006-HE4
Pooling & Servicing Agreement dated as of July 1, 2006 between Merrill Lynch Mortgage Investors, Inc., Depositor, Wilshire Credit Corporation, Servicer, and Lasalle Bank National Association, Trustee for the Merrill Lynch Mortgage Investors Trust, Series 2006-HE4

674	MLMI 2006-SD1
Pooling & Servicing Agreement dated as of August 1, 2006 between Merrill Lynch Mortgage Investors, Inc., Depositor, Wilshire Credit Corporation, Servicer, and Lasalle Bank National Association, Trustee for the Merrill Lynch Mortgage Investors Trust, Series 2006-SD1

676	MLMI 2006-HE5
Pooling & Servicing Agreement dated as of September 1, 2006, between Merrill Lynch Mortgage Investors, Inc., Depositor, LaSalle Bank National Association, Master Servicer and Securities Administrator, Indymac Bank, FSB, Servicer, Wilshire Credit Corporation, Servicer, and Citibank, N.A., Trustee for MLMI 2006-HE5

679	MLMI 2006-MLN1
Pooling & Servicing Agreement dated as of September 1, 2006 between Merrill Lynch Mortgage Investors, Inc., Depositor, Wilshire Credit Corporation, Servicer, and Lasalle Bank National Association, Trustee for the Merrill Lynch Mortgage Investors Trust, Series 2006-MLN1

680	MLMI 2006-RM4
Pooling & Servicing Agreement dated as of September 1, 2006 between Merrill Lynch Mortgage Investors, Inc., Depositor, Wilshire Credit Corporation, Servicer, and Lasalle Bank National Association, Trustee for the Merrill Lynch Mortgage Investors Trust, Series 2006-RM4

685	MLMI 2006-RM5
Pooling & Servicing Agreement dated as of October 1, 2006 between Merrill Lynch Mortgage Investors, Inc., Depositor, Wilshire Credit Corporation, Servicer, and Lasalle Bank National Association, Trustee for the Merrill Lynch Mortgage Investors Trust, Series 2006-RM5

689	MLMI 2006-HE6
Pooling & Servicing Agreement dated as of Decmeber 1, 2006 between Merrill Lynch Mortgage Investors, Inc., Depositor, Wilshire Credit Corporation, Servicer, and Lasalle Bank National Association, Trustee for the Merrill Lynch Mortgage Investors Trust, Series 2006-HE6

1406	MLMI SURF 2006-AB1
Pooling & Servicing Agreement dated as of February 1, 2006 between Merrill Lynch Mortgage Investors, Inc., Depositor, Wilshire Credit Corporation, Servicer, and U.S. Bank National Association, Trustee for SURF 2006-AB1

1407	MLMI SURF 2006-BC1
Pooling & Servicing Agreement dated as of February 1, 2006 between Merrill Lynch Mortgage Investors, Inc., Depositor, Wilshire Credit Corporation, Servicer, and U.S. Bank National Association, Trustee for SURF 2006-BC1

1408	MLMI SURF 2006-BC2
Pooling & Servicing Agreement dated as of March 1, 2006 between Merrill Lynch Mortgage Investors, Inc., Depositor, Wilshire Credit Corporation, Servicer, and U.S. Bank National Association, Trustee for SURF 2006-BC2

1409	MLMI SURF 2006-BC3
Pooling & Servicing Agreement dated as of June 1, 2006 between Merrill Lynch Mortgage Investors, Inc., Depositor, Wilshire Credit Corporation, Servicer, and U.S. Bank National Association, Trustee for SURF 2006-BC3

1410	MLMI SURF 2006-AB2
Pooling & Servicing Agreement dated as of May 1, 2006 between Merrill Lynch Mortgage Investors, Inc., Depositor, Wilshire Credit Corporation, Servicer, and U.S. Bank National Association, Trustee for SURF 2006-AB2

1411	MLMI SURF 2006-AB3
Pooling & Servicing Agreement dated as of September 1, 2006 between Merrill Lynch Mortgage Investors, Inc., Depositor, Wilshire Credit Corporation, Servicer, and U.S. Bank National Association, Trustee for SURF 2006-AB3

1412	MLMI SURF 2006-BC4
Pooling & Servicing Agreement dated as of September 1, 2006 between Merrill Lynch Mortgage Investors, Inc., Depositor, Wilshire Credit Corporation, Servicer, and U.S. Bank National Association, Trustee for SURF 2006-BC4

1413	MLMI SURF 2006-BC5
Pooling & Servicing Agreement dated as of November 1, 2006 between Merrill Lynch Mortgage Investors, Inc., Depositor, Wilshire Credit Corporation, Servicer, and U.S. Bank National Association, Trustee for SURF 2006-BC5